APPRAISAL OF
                   A TAX-EXEMPT LIMITED PARTNERSHIP INTEREST
                                      AND
                    A TAXABLE LIMITED PARTNERSHIP INTEREST
                                      IN
                     BALCOR EQUITY PENSION INVESTORS - II
                                  (BEPI - II)
                               SKOKIE, ILLINOIS
                             AS OF MARCH 31, 1996



















                               Valuation Counselors

May 8, 1996


Balcor Equity Partners - II
The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road, Suite A200
Bannockburn, Illinois 60015

Attn:  Mr. John K. Powell, Jr. - First Vice President

Gentlemen:

In accordance with your request, we are pleased to submit our opinion of the Value of a Tax-Exempt Limited Partnership Interest and a Taxable Limited Partnership Interest in:

Balcor Equity Pension Investors - II
(An Illinois Limited Partnership)

as of March 31, 1996.

The term "Value" is defined as follows:

     The amount, in dollars, which a Limited Partnership Interest in Balcor Equity Pension Investors - II is worth to an investor who owns the Interest with the intention of holding it to maturity, who fully understands the complexities of the investment, and has an interest in the potential interest income and capital appreciation of the Limited Partnership Interest. The valuation does not represent the amount that would be received by a holder of a Limited Partnership Interest should he/she decide to liquidate the Interest prior to the maturity of the Partnership. The value is subject to the terms and conditions set forth in this report.

The Partnership is forecasted to close the end of the year 2004.

Based on our analyses and conclusions set forth in this report, the estimated Value of the Limited Partnership Interests in Balcor Equity Pension Investors - II, as of March 31, 1996, was in the rounded amount of:

                                                    Adjusted Original
                                                        Capital as
                                                        of 3/31/96

1.  Tax-Exempt Limited Partnership Interest   $152.00     $224.17

2.  Taxable Limited Partnership Interest       $89.00     $224.17

As of March 31, 1996, the Tax-Exempt Limited Partners and the Taxable Partners have received $25.83 as a return of capital.

For the quarter ended March 31, 1996, the value of a Tax-Exempt Limited Partnership Interest decreased $1.00 due mainly to a decrease in cash and a Taxable Limited Partnership Interest increased $4.00 due to increases in the Repurchase Fund.

For the quarter ended December 31, 1995, the value of a Tax-Exempt Limited Partnership Interest increased $2.00 and a Taxable Limited Partnership Interest increased $2.00. There were no property transactions in this quarter.

For the quarter ended September 30, 1995, the value of a Tax-Exempt Limited Partnership Interest remained at $151.00 and the value of a Taxable Limited Partnership Interest increased $2.00 to $83.00.

For the quarter ended June 30, 1995, the value of a Tax-Exempt Limited Partnership Interest increased $1.00, while the value of a Taxable Limited Partnership Interest decreased $2.00.

For the quarter ended December 31, 1992, the value of a Tax-Exempt Limited Partnership Interest increased $1.80, whereas the value of a Taxable Limited Partnership Interest decreased $65.32. The value of the Equity Investments and Real Estate Owned Investments decreased $2,171,000 in the quarter. The substantial decrease in the value of a Taxable Limited Partnership Interest was the result of the situation wherein certain proceeds are first applied to the Tax-Exempt Limited Partnership Interests to return their capital and the remainder goes to the Taxable Limited Partnership Interests. The extension of the holding period for the real estate assets and the reforecasting of the cash flows has created a condition wherein there are no excess proceeds after their application to the Tax-Exempt Limited Partnership Interest.

On May 27, 1987. the Partnership funded $14,600,000 of a $25,750,000 loan secured by a first mortgage on the Westech 360 Office Building located in Austin, TX. The balance of the loan was funded by BEPI-III. The value of the Westech Office Building mortgage loan was reduced to funds advanced for the quarter ended September 30, 1988 and the property became Real Estate Owned on November 30, 1988. As of December 31, 1992, the 56.7% interest was valued at
 $9,167,311.   Effective May 1, 1987, the terms of the first mortgage loan secured by the Davidson Office Center were modified, resulting in a lower return to the Partnership. The loan was modified a second time in the quarter ended June 30, 1989. In the quarter ended December 31, 1992, the mortgage loan was modified to a cash flow loan, and was valued at $9,696,434 as of March 31, 1993. As of June 30, 1993, the value of the loan was reduced to $6,000,000 as a result of a Court Order. The loan was paid off in October, 1993 for $6,056,347.

On February 5, 1987, the Partnership funded a $19,700,000 loan to Ashford Dunwoody I Associates, Ltd. (Paragon). As a result of the failure of the borrower to make payments on the loan, the Partnership acquired title to the property on October 28, 1987 and it is now classified as Real Estate Owned.

For the quarter ended December 31, 1988, the borrowers prepaid in full the mortgage loans on the Country Lakes Country Club Apartments - Phase II and Maple Village Apartments for a total of $31,740,000.

On September 5, 1995 the Partnership received $6,772,920 as payment in full on the Colonial Coach and Castlewood West loan receivable. There no longer are any Investments in Loan Receivables in Balcor Equity Pension Investors - II.

In valuations of Balcor Equity Pension Investors - II prior to the quarter ending March 31, 1986, all components of income and expense which had tax consequences from an investment in the Partnership were adjusted for an estimated 40% tax rate. Commencing with the valuation, as of March 31, 1986, the revised valuation method included only the net tax benefit from the depreciation of the equity investments since this is a unique advantage of investing in real estate.

Because of the many potential permutations and combinations of tax benefits available and/or not available to the taxable investor under current tax legislation, any tax benefits have been excluded from the calculation of the value per interest. The Partnership will provide the tax benefit data to the taxable investor in order for the owner of the Partnership Interest to apply it to his or her individual tax situation.

A copy of this report is retained in our files, together with the information from which the report was compiled.

Respectfully submitted,

/s/Raymond Ghelardi                          /s/Clement H. Darby

Valuation Counselors Group, Inc.             Darby & Associates
Raymond Ghelardi                             Clement H. Darby
Managing Director                            President

REG/CHD/ded

cc:  Mr. David P. Bennett
     Ms. Mary J. Mojica
     Ms. Jayne Kosik
     Ms. Jane Cody

                               TABLE OF CONTENTS



Statement of Facts and Limiting Conditions

Introduction

Distributions to Limited Partners

Description of the Assets

Valuation of a Limited Partnership Interest

Discussion of Risk Rates

Valuation of the Equity Investments In Real Estate and Real Estate Owned Investments

Valuation of the Offering Expenses and Loan Fees

Conclusion of Value


Schedule

  A-1     Balance Sheet - March 31, 1996

  A-2     Statements of Income and Expenses for the
            quarters ended March 31, 1996 and 1995

  A-3     Statements of Cash Flows for quarters ended
            March 31, 1996 and 1995

  B-1     Cash Flow From Operations

  B-2     Calculation of Excess Net Cash Proceeds and
            Excess Net Cash Receipts

  B-3     Discounted Cash Flow Analysis

   C      Valuation Summary

                  STATEMENT OF FACTS AND LIMITING CONDITIONS

Valuation Counselors Group, Inc./Darby & Associates Joint Venture strives to clearly and accurately disclose the assumptions and limiting conditions that directly affect an appraisal analysis, opinion or conclusion. In order to assist the reader in interpreting this report, such assumptions are set forth as follows:

Valuation Counselors Group, Inc./Darby & Associates Joint Venture reserves the right to make adjustments to the analysis, opinion and conclusions set forth in the report as deemed necessary by consideration of additional or more reliable data that subsequently may become available.

No opinion is rendered as to legal fee, property title or mortgage notes related to the appraised assets, which are assumed to be good and marketable.

It is assumed that no opinion is intended in matters that require legal, engineering or other professional advice which has been or will be obtained from professional sources; the valuation report will not be used for guidance in professional matters exclusive of the appraisal and valuation discipline.

Information furnished by others is presumed to be reliable, and where so specified in the report, has been verified; however, no responsibility, whether legal or otherwise, is assumed for its accuracy and cannot be guaranteed as being certain. All facts and data set forth in the report are true and accurate to the best of the Appraiser's knowledge and belief. No single item of information was completely relied upon to the exclusion of other information.

All financial data, operating histories, forecasts, allocations to Tax-Exempt and Taxable Limited Partnership Interests and other data relating to income and expenses attributed to the assets and the Partnerships have been provided by Management or its representatives and have been accepted without further verification except as specifically stated in the report.

It should be specifically noted that the valuation assumes the appraised assets will be competently managed and maintained by financially sound owners over the expected period of ownership except where noted, specifically in assets during the period of foreclosure where Balcor may not have control. This appraisal engagement does not entail an evaluation of management's effectiveness, nor are we responsible for future marketing efforts and other management or ownership actions upon which actual results will depend.

Neither the report nor any portions thereof, especially any conclusions as to value, the identity of the appraiser or Valuation Counselors Group, Inc./Darby & Associates Joint Venture shall be disseminated to the public through public relations media, news media, sales media, prospectus or any other public means of communications without the prior written consent and approval of Valuation Counselors Group, Inc./Darby & Associates Joint Venture. The date of the valuation to which the value estimate conclusion applies is set forth in the report.

The preponderance of working paper support for this valuation is maintained in the offices of management, Balcor Mortgage Advisors.

Neither the fees nor any of the terms and conditions of the appraisal assignments given to Valuation Counselors Group, Inc./Darby & Associates Joint Venture by Balcor Mortgage Advisors are contingent upon the values reported.

No independent investigation of the fair market value of the underlying real estate assets has been made by Valuation Counselors Group, Inc./Darby & Associates Joint Venture. We have reviewed the real estate appraisals for reasonableness, but have assumed the real estate appraisals obtained by Balcor Mortgage Advisors are independent and accurate. Valuation Counselors Group, Inc. assumes responsibility for real estate appraisals prepared by their own staff.

No independent investigation of the terms and conditions of the mortgage loans made by Balcor Equity Pension Investors - II has been made. We have relied on data furnished to us by Balcor Mortgage Advisors and the validity of the information was assumed to be correct.

In the event that this appraisal is used as basis to set a market price for a Limited Partnership Interest in Balcor Equity Pension Investors - II, no responsibility is assumed for the seller's inability to obtain a purchaser at the value reported herein.

The reader of this valuation report should be fully conversant with the terms and conditions of Balcor Equity Pension Investors - II Limited Partnership as set forth in the Prospectus, other related documents, and the prior appraisals of a Limited Partnership Interest in Balcor Equity Pension Investors - II.

We have discussed the current status and condition of the mortgage loans and real estate owned with the management of Balcor Mortgage Advisors and have accepted their comments as being factual.

                                 INTRODUCTION

The Partnership, Balcor Equity Pension Investors - II, was formed on May 29, 1984. The Partnership Agreement provides for Balcor Equity Partners - II to be the General Partner and for the admission of Limited Partners through the sale of Limited Partnership Interests at $250 per Interest. The Partnership commenced the offering of Limited Partnership Interests to the public on September 26, 1984; closing of its minimum offering was held on November 15, 1984, after certain minimum sales of Limited Partnership Interests had been achieved, as provided for in the Partnership Agreement. Prior to November 15, 1984, the Partnership was in a pre-operating status. The Partnership issued 939,587 Limited Partnership Interests on or prior to February 20, 1985, the termination date of the offering. The total number of units sold was segregated into 827,028 tax-exempt units and 112,559 taxable units.

The Partnership serves as an investment vehicle for qualified profit sharing, pension and other retirement trusts; bank commingled trust funds for such trusts; HR-10 (Keogh) Plans and Individual Retirement Accounts (IRA); government pension and retirement trusts; other entities intended to be exempt from Federal income taxation such as certain religious, charitable, scientific, literary and educational corporations, funds and foundations; and also individuals and entities not exempt from Federal income tax.

The Partnership's operations consisted of (1) investing in commercial and residential real properties which the Partnership will acquire with no permanent mortgage indebtedness and (2) placing equity participating first mortgages on income-producing real property.

The Partnership Agreement provides that the General Partner, or affiliates, will receive selling commissions on the sale of Limited Partnership Interests; real estate acquisition fees, either paid by the sellers or the Partnership when the Partnership acquires real properties; and loan application and processing fees and mortgage brokerage fees, paid by borrowers and/or the Partnership when the Partnership funds first mortgage loans or issues commitments to fund loans, subject to certain limitations as set forth in the Partnership Agreement.

The Partnership Agreement also provides that an affiliate of the General Partner will service the mortgage loans made by the Partnership and will receive a mortgage servicing fee at an annual rate equal to 1/4 of 1% of the amounts advanced by the Partnership and outstanding from time to time; and that an affiliate of the General Partner will perform property management services in connection with the properties acquired by the Partnership and thereby earn fees at rates and on terms no less favorable to the Partnership than those customary for similar property management and leasing services in the relevant geographical area of the properties managed, subject to certain limitations.

"Operating Income" of the Partnership will be allocated 10% to the General Partner and 90% to the Limited Partners, however, certain components are specially allocated as described in the Partnership Agreement. "Operating losses" and other certain components will be allocated 1% to the General Partner and 99% to the Limited Partners pursuant to terms set forth in the Partnership Agreement. "Net Cash Receipts" available for distribution will be distributed as follows: 90% to all Limited Partners, 7 1/2% to the General Partner as its distributive share from Partnership operations and an additional 2 1/2% of such "Net Cash Receipts" will be paid to the General Partner for allocation to the Repurchase Fund which may be utilized to repurchase Interests from Limited Partners pursuant to terms set forth in the Partnership Agreement. Amounts allocated to the Repurchase Fund will be returned to the Partnership at liquidation if necessary to permit payment to the Limited Partners of their "Original Capital" plus any deficiency in their "Liquidation Preference" as defined in the Partnership Agreement. Subject to the provisions of the Partnership Agreement, "Net Cash Proceeds" which are available for distribution will be distributed only to the Limited Partners until such time as the Limited Partners have received a return of their "Original Capital" and their "Liquidation Preference"; thereafter, the remaining "Net Cash Proceeds" will be distributed 90% to the Limited Partners and 10% to the General Partner. The General Partner's share shall be returned to the Partnership if necessary to permit payment to the Limited Partners of any deficiency in the return of their Original Capital and Preferential Cumulative Distributions.

It was intended that the proceeds of the offering available for investment would be invested approximately one-half in real properties with no permanent mortgage indebtedness and one-half in equity participating first mortgage loans. The actual mix of investments between real properties and mortgage loans will be determined by the General Partner and will depend upon financial and real estate market conditions.

Originally, the Partnership expected to sell or otherwise dispose of its real property investments between the fifth and tenth years after acquisition and expected to sell or obtain repayment of its mortgage loans between the twelfth and fifteenth years after such loans were made. Since the time the original real estate investments and mortgage loans were made at the inception of the Partnership, material adverse changes occurred in the real estate market. This resulted in a number of mortgage loans going in to default and eventually becoming Real Estate Owned. The Partnership now only has Real Estate Owned and original Investments in Real Estate. The management of the Partnership has determined that it may be in the best interests of the Limited Partners to retain title to a substantial portion of the real estate for approximately ten years from December 31, 1992. As of March 31, 1996, the forecasted closing of the Partnership is the year 2004.

                       DISTRIBUTIONS TO LIMITED PARTNERS

Net Cash Receipts available for distribution commenced distribution to Limited Partners on a quarterly basis commencing in the third full calendar quarter
after the termination of the offering.   90% of all Net Cash Receipts available
for distribution are distributed to Limited Partners. In order to equalize the benefits to the Limited Partners, such Net Cash Receipts are allocated among the Limited Partners so that on a pro rata basis an Interest originally purchased by a Tax exempt Limited Partner receives 133% of Net Cash Receipts that are distributed with respect to an Interest originally purchased by a Taxable Limited Partner. 7 1/2% of such Net Cash Receipts are paid to the General Partner as its distributive share from Partnership operations, and an additional 2 1/2% of such Net cash Receipts are paid to the General Partner for allocation to the Repurchase Fund. Amounts allocated to the Repurchase Fund are commingled with other assets of the General Partner and may be utilized to repurchase Interests from Limited Partners. Amounts allocated to the Repurchase Fund will be returned to the Partnership at the liquidation of the Partnership if necessary to permit payment to the Limited Partners of their Original Capital plus any deficiency in their Liquidation Preference.

In general, the Partnership had expected to sell its real properties between the fifth and tenth years after acquisition and expects to sell or obtain repayment of its mortgage loans between the twelfth and fifteenth years after such loans are made. For reasons previously explained, these time horizons have been extended beyond the Year 2000. Net Cash Proceeds which are available for distribution will be distributed only to holders of Interests until such time as holders of Interests have received a return of their Original Capital and their Liquidation Preference. 90% of the remaining Net Cash Proceeds available for distribution will be distributed to holders of Interests. The General Partner will receive 10% of such remaining Net Cash Proceeds. Prior to the liquidation of the Partnership, to the extent necessary to permit the Partnership to pay to the Limited Partners any deficiency in the return of their Original Capital and their Preferential Cumulative Distribution on Adjusted Original Capital in the following amount: 17% per annum for Interests purchased by Tax-exempt Limited Partners prior to January 15, 1985; 15% per annum for Interests purchased by Tax-exempt Limited Partners on or after January 15, 1985; 12.75% per annum for Interests purchased by Taxable Limited Partners prior to January 15, 1985; and 11.25% per annum for Interests purchased by Taxable Limited Partners on or after January 15, 1985; the General Partner shall return to the Partnership all or a portion of its 10% share of such Net Cash Proceeds. For purposes of determining distributable Net Cash Proceeds, an amount equal to the Adjusted Mortgage Investment for each year shall be deemed an amount available for distribution and shall also be deemed the initial amount distributed for such year. For purposes of determining the amount of Preferential Cumulative Distribution to which the holder of a particular Interest is entitled, the purchase date shall be the date the investor's funds are received by the General Partner, notwithstanding the fact that such funds are initially deposited in escrow accounts. Any amounts of Preferential Cumulative Distribution that are distributed to early investors in excess of amounts distributed to later investors will come from the General Partner's distributive share and not from funds otherwise distributable to Limited Partners. In the event distributed Net Cash Receipts and Net Cash Proceeds available for distribution exceed 11.25% per annum on Adjusted Original Capital but are not sufficient to compensate all Limited Partners as described above, then additional Net Cash Proceeds shall be distributed from the General Partner's 10% share equally to all Limited Partners who are entitled to more than 11.25% per annum until they shall have received Preferential Cumulative Distribution in the amount of 12.75% per annum on their Adjusted Original Capital. Any additional Net Cash Proceeds available for distribution shall be distributed equally to all Limited Partners who are entitled to more than 12.75% per annum, and so on, until all of the Net Cash Proceeds available for distribution shall have been distributed.

Cash available for distribution will be determined by the General Partner after it creates any reserves or makes expenditures reasonably necessary or appropriate for the operation of the Partnership.

There is no assurance that the Partnership will generate Net Cash Receipts or Net Cash Proceeds, or that, if generated, they will be available for distribution or be sufficient to provide the full amount of the Preferential Cumulative Distribution.

All Partnership distributions are made quarterly to those recognized as the holders of Interests as of the last day of each fiscal quarter. Distributions are expected to commence the third full calendar quarter after termination of the offering.

Payments were made to Limited Partners during the period of the public offering of Interests.

As set forth in the Partnership Agreement, the Partnership was obligated to pay to the purchasers of Interests an amount equivalent to interest at an initial rate of 11% per annum on the total purchase price of an Interest. The amounts so payable under this provision ceased to accumulate on February 20, 1985, the termination date of the offering. Payments made to the Limited Partners during the offering period totaled $1,510,012 in 1985 and $768,870 in 1984.

Distributions to the Limited Partnership

        Tax-Exempt Interest          Taxable Interest
Effective     Amount                      Amount
Date       Per Interest   Annual Rate  Per Interest Annual Rate

9/30/85        $4.99         7.98%         $3.75      6.00%
12/31/85        4.99         7.98%          3.75      6.00%
3/31/86         4.99         7.98%          3.75      6.00%

        Tax-Exempt Interest          Taxable Interest
Effective     Amount                      Amount
Date       Per Interest   Annual Rate  Per Interest Annual Rate

6/30/86        $4.99         7.98%         $3.75      6.00%
9/30/86         3.66         5.86%          2.75      4.40%
 10/86          1.33         -              1.00      -
                      (Return of capital)
12/31/86        3.60         5.79%          2.70      4.34%
  1/87          1.39         -              1.05      -
                      (Return of capital)
3/31/87         3.92         6.34%          2.95      4.76%
  4/87          1.07         -              0.80      -
                      (Return of capital)
 6/30/87        3.72         6.04%          2.80      4.53%
  7/87          0.43         -              0.32      -
                      (Return of capital)
9/30/87         4.06         6.61%          3.05      4.94%
 10/87          0.09         -              0.07      -
                      (Return of capital)
12/31/87        2.00         3.26%          1.50      2.43%
3/31/88         2.00         3.26%          1.50      2.43%
6/30/88         2.00         3.26%          1.50      2.43%
9/30/88         2.00         3.26%          1.50      2.43%
12/31/88        2.66         4.33%          2.00      3.24%
3/31/89         2.66         4.33%          2.00      3.24%
6/30/89         2.66         4.33%          2.00      3.24%
9/30/89         2.66         4.33%          2.00      3.24%
12/31/89        2.66         4.33%          2.00      3.24%
  1/90          5.76         -              5.76      -
                      (Return of capital)
3/31/90         2.26         3.77%          1.70      2.82%
  4/90         15.26         -             15.26      -
                      (Return of capital)
6/30/90         2.26         4.02%          1.70      3.01%
9/30/90         2.26         4.02%          1.70      3.01%
 10/90          0.50         -              1.57      -
                      (Return of capital)
12/31/90        2.26         4.03%          1.70      3.03%
3/31/91         1.93         3.44%          1.45      2.59%
6/30/91         1.93         3.44%          1.45      2.59%
9/30/91         1.93         3.44%          1.45      2.59%
12/31/91        1.93         3.44%          1.45      2.59%

        Tax-Exempt Interest          Taxable Interest
Effective     Amount                      Amount
Date       Per Interest   Annual Rate  Per Interest Annual Rate

3/31/92        $1.93         3.44%         $1.45      2.59%
6/30/92         1.93         3.44%          1.45      2.59%
9/30/92         1.93         3.44%          1.45      2.59%
12/31/92        1.93         3.44%          1.45      2.59%
3/31/93         1.73         3.09%          1.30      2.32%
6/30/93         1.73         3.09%          1.30      2.32%
9/30/93         1.73         3.09%          1.30      2.32%
12/31/93        1.73         3.09%          1.30      2.32%
3/31/94         1.73         3.09%          1.30      2.32%
6/30/94         1.73         3.09%          1.30      2.32%
9/30/94         1.73         3.09%          1.30      2.32%
12/31/94        1.73         3.09%          1.30      2.32%
3/31/95         1.73         3.09%          1.30      2.32%
6/30/95         1.73         3.09%          1.30      2.32%
9/30/95         1.73         3.09%          1.30      2.32%
12/31/95        3.46         6.17%          2.60      4.64%
3/31/96         3.46         6.17%          2.60      4.64%

                           DESCRIPTION OF THE ASSETS

                       Equity Investments in Real Estate

1.  1275 K Street Office Building, Washington, DC

     On January 7, 1986, the Partnership acquired a 60.52% joint venture interest in the limited partnership which owns the twelve-story 1275 K Street Office Building. The joint venture's purchase price of the property was $47,150,050, which included $13,300,000 for the land. The Partnership paid $28,535,333 for its interest. Its value based on March 1993 cash flow projections is $24,018,780. As of March 31, 1996, the occupancy rate was 99%.

2.  Spalding Bridge Apartments, Atlanta, GA

     On September 30, 1985, the Partnership acquired Spalding Bridge Apartments, a 190-unit garden apartment complex located on an approximately 19 acre site in Atlanta, GA. The complex was completed in 1984. Its value based on March 1993 cash flow projections is $10,179,809. As of March 31, 1996, the occupancy rate was 97%.

3.  Denver Centerpoint (Silverado), Denver, CO

     On February 1, 1985, the Partnership acquired a fourteen-story office building containing 157,000 square feet, located on an approximately 2-acre site in Denver, CO. The building was completed in 1983. Its value based on March 1993 cash flow projections is $10,977,990. As of March 31, 1996, the occupancy rate was 99%.

4.  Bingham Farms Office Plaza - Phase V, Bingham Farms, MI

     On March 26, 1985, the Partnership acquired Bingham Farms Office Plaza - Phase V, a four-story office building containing 145,268 square feet, located on an approximately 6 acre site in Bingham Farms, MI, northwest of Detroit. The building was completed in 1984. Its value based on March 1993 cash flow projections is $13,011,012. As of March 31, 1996, the occupancy rate was 84%.

5.  Ross Plaza (formerly Century Square Shopping Center), Federal Square, WA

     On June 25, 1985, the Partnership acquired Century Square Shopping Center located on approximately 18.6 acre site in Federal Square, WA, 20 miles south of Seattle. The Center consists of two one-story buildings and one two-story building containing 163,667 square feet. Its value based on March 1993 cash flow projections is $15,780,585. As of March 31, 1996, the occupancy rate was 94%.

6.  Pacific Center Office Buildings, Dallas, TX

     On November 29, 1984, the Partnership acquired a 22.91% joint venture interest in Phase I and Phase II of Pacific Center Office Buildings. The project consists of two nine-story office buildings located on North Dallas Parkway, 12 miles north of Dallas central business district and 15 miles east of the Dallas/Fort Worth Regional Airport. The purchase price of the joint venture interest in the property was $8,592,542, with an allocation of $3,904,424 to the land and $330,385 to personal property. Balcor Equity Pension Investors - II is the joint venture partner. Its allocated value based on March 1993 cash flow projections is $2,162,712. As of March 31, 1996, the occupancy rate was 95%.


                         Real Estate Owned Investments

1.  100 Ashford, Atlanta, GA

     On February 5, 1987, the Partnership funded an equity and revenue participating $19,700,000 first mortgage loan on the Ashford at Dunwoody Office Building comprising of 148,077 square feet located in Atlanta, GA. On October 28, 1987, the Partnership acquired title to the property as a result of the borrower's default on the loan. This is now classified as Real Estate Owned and was valued at $18,600,000 based on an appraisal dated July 1, 1991. It is valued on the basis of July 1993 cash flow projections and, as of March 31, 1996, the value was $14,926,519. As of March 31, 1996, the occupancy rate was 100%.

2.  Westech 360 Office Building, Austin, TX

     On May 27, 1987, the Partnership funded an equity and revenue participating $14,600,000 portion (56.7%) of a $25,750,000 mortgage loan on the Westech 360 Office Building comprising of 175,716 square feet in Austin, TX. The loan was to mature in June of 1999, however, the Partnership took title to the property on November 30, 1988. The asset is now classified as Real Estate Owned and, as of December 31, 1991, was valued at $4,961,250 for a 56.7% interest based on an appraisal of $8,750,000 for the total property. It is valued on the basis of November 1994 cash flow projections and, as of March 31, 1996, the value is $9,853,549. As of March 31, 1996, the occupancy rate was 98%.

3.  Ammendale Technology Park I, Beltsville, MD

     On January 27, 1986, the Partnership funded an equity and revenue participating $10,000,000 first mortgage loan on Ammendale Technology Park I, a 167,000 square foot office building located in Prince George's County, Beltsville, MD. The loan was to mature on December 31, 1997. The loan was in default and the Partnership acquired title on October 16, 1991. The asset is now classified as Real Estate Owned and was appraised at $9.7 million as of December 31, 1991. In the quarter ended June 30, 1992, the Partnership retained a new property manager. It is valued on the basis of January 1994 cash flow projections and, as of March 31, 1996, the value is $10,204,163. As of March 31, 1996, the occupancy rate was 100%.

                        Investments in Loan Receivables

1. Colonial Coach and Castlewood West Mobile Home Communities, Clayton and Cobb Counties, GA (Paid Off)

     On December 29, 1986, the Partnership funded an equity and revenue participating $9,500,000 first mortgage loan collectively on Colonial Coach Estates Mobile Home Park, a 449 pad mobile home community on an 89 acre site in Clayton County, GA, and Castlewood Estates Mobile Home Park, a 303 pad mobile home community on a 69 acre site in Cobb County, GA.
     This is part of a total loan of $10,800,000. The remaining $1,300,000 was funded by an affiliate. In September 1995, the Partnership received $6,772,920 as payment in full on the loan.

2.  Davidson Office Center, Somerset County, NJ (Paid Off)

     On February 17, 1987, the Partnership funded an equity and revenue participating $15,650,000 first mortgage loan on the Davidson Office Center comprising of 127,034 square feet in Franklin Township, NJ. The loan matures in February, 1999. On May 1, 1987, the terms of the mortgage loan were modified. The loan was modified a second time on May 19, 1989. The loan was valued at $9,922,080 as of March 31, 1993, based on the cash flow from the property.

     Due to the failure of the borrower to make certain payments when due under the loan, on July 7, 1992, the Partnership placed the loan in default and, on July 30, 1992, accelerated payment of the loan. On August 11, 1992, the Partnership commenced proceedings for foreclosure of its mortgage and the appointment of a receiver. However, the Partnership and the borrower negotiated for a settlement. On October 2, 1992, the Partnership and the borrower executed a letter agreement permitting the borrower until July 31, 1993, to pay $6,000,000 in full satisfaction of the loan, representing a discount of approximately $9,650,000. However, the borrower refused to execute the final settlement agreement and on January 6, 1993, the Partnership filed a motion to compel the borrower to sign the settlement agreement or, in the alternative, permit the foreclosure to continue. On February 5, 1993, the Court ordered that the settlement agreement be set aside and that the Partnership be permitted to pursue foreclosure. A subsequent Court Order has directed the Partnership to sell the property for $6,000,000. This decision was appealed by the Partnership, but to no avail. The loan was paid off October 7, 1993, for $6,056,347.

                  VALUATION OF A LIMITED PARTNERSHIP INTEREST

Valuation Counselors Group, Inc./Darby & Associates Joint Venture has been retained by Balcor Equity Partners - II to estimate the Value of a Limited Partnership Interest in Balcor Equity Pension Investors - II on a quarterly basis.

The methodology used in estimating the Value of a Limited Partnership Interest in Balcor Equity Pension Investors - II is based upon substituting the estimated (1) present value of the Equity Cash Flows and Return of Capital in place of the Investments in Real Estate and Real Estate Owned, (2) appraised value of certain Real Estate Owned assets acquired in foreclosure and scheduled for disposition in the near-term (if applicable to this Partnership), and (3) the present value of the Debt Cash Flows in place of Investment in Loan Receivable, First Mortgage as shown on March 31, 1996 Balance Sheet of Balcor Equity Pension Investors - II (Schedule A-1) (if applicable to this Partnership). In addition, the unamortized portions of the Offering Expenses and Loan Fees as well as the present value of the Repurchase Fund are added to the Assets on the same Balance Sheet. The amortization is calculated by reducing the total Offering Expenses, as set forth in the financial statements, on a straight line basis, quarterly, to the expiration date of the loan portfolio. For financial reporting purposes, Balcor Equity Partners - II initially deducted the total Offering Expenses from the proceeds of the Limited Partnership Interest. Current Assets and Current Liabilities remained as stated and subsequently are called "Net Current Assets."

Cash, the present value of the Equity Cash Flows, Return of Capital and Repurchase Fund, appraised Real Estate Owned (where applicable) and the present value of the Debt Cash Flows (if any) were segregated into the interests of the Tax-exempt Limited Partnership Interests, Taxable Limited Partnership Interests and General Partner Interest Shares in accordance with the terms of the Limited Partnership Agreement and the proportionate share of the Partnership Interests. As of December 31, 1992, the holding period for the Investments in Real Estate and Real Estate Owned not scheduled for near-term sale were extended, on the average, to ten years for the purpose of attempting to realize a greater return to the Limited Partners. In addition the cash flows were refined in order to calculate excess cash proceeds and excess net cash receipts since certain of those proceeds are applied to assets where the acquisition costs have not been achieved.

Historically, the valuation process has allocated certain proceeds to the Tax-Exempt and Taxable Limited Partnership Interests on the basis of certain procedures set forth in the Partnership Agreement. Based on additional formulae in the Partnership Agreement, as the Fund has "matured" it has become necessary to reallocate certain proceeds between the Tax-Exempt and Taxable Limited Partnership Interests so that the Tax-Exempt Limited Partnership Interests will be made whole prior to returning capital to the Taxable Limited Partnership Interest.

With the extension of the holding period and redefining the Real Estate Owned, the Repurchase Fund has become material and is included separately as an Asset. For Balcor Equity Pension Investors - II, the General Partner has assigned the total value of the Repurchase Fund to the Taxable Limited Partnership Interest
 to partially compensate for the priority allocation of the proceeds from the sale of assets and repayment of loans to the Tax-Exempt Limited Partnership Interest.

                           DISCUSSION OF RISK RATES

The discount rate applied to the cash flow mathematically expresses risk. Risk represents the uncertainty related to achievement of the prospective cash flows. The primary components of risk exposure in fixed income securities are interest rate risk, inflation risk, market risk, liquidity risk and risk of default. As previously discussed, the valuation of the assets in question have been predicated upon the present valuing of the components of the loan portfolio. Therefore, determination of an appropriate risk rate is essential in the valuation of the net investment in loans receivable.

Financial theory dictates the necessity of incremental return resulting from incremental risk. Accordingly, the typical risk/return tradeoff indicates that investors should demand greater rates of return as the perceived riskiness of the asset or security increases. In examining an investment situation, a hypothetical investor would weigh the perceived level of risk against the return expected from the subject investment. In determining the required rate of return or discount rate on a particular asset or investment, the hypothetical investor would also consider returns available from alternative investment opportunities such as government securities, corporate bonds, mortgages, real estate and common stock, if applicable.

The subject assets consist of a self-liquidating real estate investment fund with investments in both real estate loans with varying maturities and real estate assets. Accordingly, in determining an appropriate risk rate associated with the subject assets, we have considered alternative and comparable rates of return in the lending and real estate marketplace as indicated by such sources as the Wall Street Journal, Real Estate Research Corporation Real Estate Report, Investment Dealers Digest, Corporate Financing Week, American Council of Life Insurance Investment Bulletin and the National Association of Real Estate Investment Trusts.

The following table presents yield rates associated with various types of government and corporate securities as indicated by the March 29,1996 and January 3, 1996 Wall Street Journals.

              Yield Rates as Indicated by the Wall Street Journal

Security                      First Quarter 1996  Fourth Quarter 1995

Three Month U.S. Treasury Bills 4.99%                   5.04%
Six Month U.S. Treasury Bills   4.97%                   5.03%
Prime Rate                      8.25%                   8.50%
Ten Year U.S. Treasury Bonds    6.60%                   5.64%
Twenty Year U.S. Treasury Bonds 6.90%                   6.02%

Corporate Bonds

  Aaa, Aa                       6.72% to 7.60%          6.02% to 6.96%
  A, Baa                        6.95% to 7.91%          6.23% to 7.31%
  Ba, C                         9.8%                    9.7%

Collateralized Mortgage
  Obligations

  10 Year                       7.90%                   6.94%
  20 year                       8.05%                   7.17%

Additionally, information from Moody's Corporate Bond Survey and the Investment Dealer's Digest indicates the corporate original issue Real Estate Mortgage Investment Conduit (REMIC) yields from 1988 to 1995 ranged from 7% to 11.3% for obligations with terms in excess of ten years. A yield difference of one to three points was exhibited within multiple class REMIC issues where accrued interest payments did not commence on the (higher yielding) security until senior class notes were paid in full. A short term issuance collateralized by elderly living properties exhibited a four point yield differential between classes.

According to information from the Mortgage-Based Securities Letter, REMIC issuances in 1994 have decreased substantially from the levels exhibited during 1992 and 1993. Reportedly, many REMIC underwriters and investors incurred losses due to price corrections in the derivative mortgage securities market. The price decline was believed to be attributable to several factors including rising interest rates, increased volatility, average-life extension and lack of liquidity. According to the Wall Street Journal, new issues of mortgage-backed securities were down 57% in 1994 as compared to the prior year.

In addition to the previously noted yields on various market securities, we have also considered mortgage rates associated with various types of commercial real estate properties. This data is relevant in that it provides an indication of rates of return associated with similar types of investments. These statistics have been extracted from the December 29, 1995 and October 1, 1995 editions of the Investment Bulletin published by the American Council of Life Insurance, is as follows:

                                    Averages

                           Contract Interest
                                  Rate
Type of Loan
  Property Type          Third Quarter  Second Quarter
                             1995           1995

FIXED RATE-FIXED TERM          7.83%          8.23%
  Apartment                    7.64%          8.13%
  Office Building              7.98%          8.23%
  Retail                       7.79%          8.17%
  Industrial                   7.84%          8.21%
  Other Commercial             7.73%          8.47%

                               Yield With
                                  Fees

Type of Loan
  Property Type          Third Quarter  Second Quarter
                              1995           1995

FIXED RATE-FIXED TERM          7.85%          8.24%
  Apartment                    7.67%          8.15%
  Office Building              8.00%          8.24%
  Retail                       7.81%          8.18%
  Industrial                   7.85%          8.22%
  Other Commercial             7.74%          8.51%

                                  Maturity
                                  (Years/Months)
Type of Loan
  Property Type    Third Quarter Second Quarter
                            1995           1995

FIXED RATE-FIXED TERM      11/06          11/02
  Apartment                10/11          10/09
  Office Building           10/0          09/07
  Retail                   13/05          13/06
  Industrial               10/08          10/00
  Other Commercial         11/04          12/02


Additionally, we have considered expected capitalization rates and internal rates of return extracted from "Korpacz Real Estate Investor Surveys, First Quarter 1996". For comparative purposes, we have also presented similar data extracted from "Korpacz Real Estate Investor Surveys, Fourth Quarter 1995".


                           National Market Indicators: First Quarter 1996

                           Retail                   Office
                           (National Regional       (Central Business
                           Malls)                   District)

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.50%    10.00%-15.00%   12.10%
Free and Clear Equity Cap
Rate                       6.25%-11.00%   8.11%     8.00%-12.50%    9.58%
Terminal Cap Rate          7.00%-11.00%   8.56%     8.25%-12.00%    9.62%


                           Office                   National
                           (National Suburban)      Industrial

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.90%    9.00%-14.00%    11.27%
Free and Clear Equity Cap
Rate                       8.00%-11.00%   9.47%     7.25%-13.00%    9.29%
Terminal Cap Rate          8.50%-12.00%   9.68%     8.00%-11.00%    9.51%


                           National
                           Apartment

                           Range          Average

Free and Clear Equity IRR  10.50%-13.00%  11.38%
Free and Clear Equity Cap
Rate                       7.50%-10.50%   8.97%
Terminal Cap Rate          8.00%-11.00%   9.29%

               National Market Indicators:  Fourth Quarter 1995

                           Retail                   Office
                           (National Regional       (Central Business
                           Malls)                    District)

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-14.00%  11.55%    10.00%-15.00%   12.15%
Free and Clear Equity Cap
Rate                       6.25%-11.00%   7.86%     7.50%-12.50%    9.52%
Terminal Cap Rate          7.00%-11.00%   8.45%     8.25%-12.00%    9.63%



                           Office                   National
                           (National Suburban)      Industrial

                           Range          Average   Range           Average

Free and Clear Equity IRR  10.00%-15.00%  12.04%    9.00%-14.00%    11.31%
Free and Clear Equity Cap
Rate                       8.00%-11.50%   9.57%     7.25%-13.00%    9.36%
Terminal Cap Rate          8.50%-12.00%   9.75%     8.00%-11.00%    9.58%



                           National
                           Apartment

                           Range          Average

Free and Clear Equity IRR  10.00%-13.00%  11.50%
Free and Clear Equity Cap
Rate                       7.50%-10.50%   8.99%
Terminal Cap Rate          8.00%-11.00%   9.31%


Our discount rates have been selected based upon the returns exhibited on alternative securities and real estate properties as previously presented, in conjunction with the attributes of the subject assets.


Risk Measurement in Real Estate

As previously discussed, the primary components of risk exposure for fixed income securities include interest rate risk, inflation risk, market risk, liquidity risk and default risk. For real estate, these risks are similar and can be segmented into two categories. The first is systematic risk which includes all risks external to the property. The remaining risks can be categorized as nonsystematic risk and includes all risks directly related to the property. Generally, systematic risk affects the overall market as a whole and is often referred to as market risk. However, nonsystematic risk is generally more attributable to the property specifics. Nonsystematic risk can be further broken down into risk relative to the immediate neighborhood or local market with the residual risks being unique to the property.

When viewing an investment in a single property, the systematic overall market risk, the nonsystematic local market risk and the nonsystematic unique property risks must be weighed in the derivation of an appropriate risk rate (discount rate) to be applied to anticipated cash flows. The overall market risks would include such factors which effect the market as a whole. Among these factors would be the level of interest rates, the economic condition of the nation, federal tax incentives related to real estate and the expected inflation rate. Each of these factors can have a direct effect on real estate throughout the nation.

Nonsystematic local market risks are those that effect a regional area or neighborhood and are not part of the overall market risk. There are many types of possible local market risks. Some examples of local market risk include fluctuations in the local economy, changes in transportation systems, local crime rates and over building. These local market risks may be severe enough to override the effects of the overall market risk.
Property unique risks are those which effect the subject property in a manner more specific than the local market risks. Many of the property unique risks are similar to the local market risks but are more significant for the subject property. Some examples of property specific risks would include dependence on single industries or tenants, crime frequency on the property, changes in immediate traffic patterns, changes in adjacent zoning or adjacent property conditions and unanticipated capital improvement requirements. These property specific risks may have a material impact on the property but may not be reflected in the local market risks.

Investments in individual property would reflect three groups of risks including the systematic overall market risks, the nonsystematic local market risks and the nonsystematic property unique risks. However, modern portfolio theory recognizes that through investment diversification, the nonsystematic risks associated with the local market and the unique attributes of the property can be reduced. Furthermore, with sufficient diversification, a portfolio can virtually eliminate nonsystematic risk.

The benefits of portfolio diversification are reflected in the improvement of the portfolio's return-risk ratio. The return-risk ratio measures the return of the investment relative to the volatility of the return. Generally, the volatility of return is measured by the standard deviation of the return over a period of time. Therefore, the return-risk ratio is simply the return of the investment divided by the standard deviation of the return.

As an example of the application of this ratio, assume that portfolio A invests in only one type of property in one local market and experiences an average annual return of 13% over fifteen years with a standard deviation of return of 17%. The return-risk ratio is computed to be 0.76 (13% divided by 17%). Portfolio A's risk-return ratio can then be compared to the ratio of other portfolios to evaluate the level of return relative to the risk taken.

To illustrate, assume portfolio B invests in a wide variety of property types in a numerous geographical regions and only generated an annual return of 12% over fifteen years. However, the standard deviation of return was only 13%. The return-risk ratio is computed to be 0.86 (12% divided by 13%). Even though portfolio A's return exceeded portfolio B's return, the superior return was not enough to offset the increase in risk. Therefore, an investor would likely prefer an investment in Portfolio B.

It should be noted, however, that with the reduction in the volatility of returns, modern portfolio theory also recognizes that there is a reduction in the level of potential return. This is because that volatility generally provides the opportunity for added returns. This is the basis for the axiom that greater risk equals greater reward. However, an investor generally requires that the increase in risk is offset by an increase in potential return. Conversely, if an investor is looking for a lower risk, the investor would expect lower returns.

In the instant case, the discount rates selected for the appraisal of individual properties which are expected to be sold in the near future reflect all the systematic and nonsystematic risks associated with each individual property. The discount rates are derived considering overall market factors, local market factors and property unique factors. However, for those properties which are valued as real estate investments on the basis of their cash flows, the discount rate applied reflects the benefits of reduced nonsystematic risks through portfolio diversification. These benefits include the offsetting of local market risks and property unique risks of each property with the local market risks and property unique risks of the other properties in the portfolio. As a result, the volatility of returns for each property is offset by the volatility of returns of the other properties in the portfolio. The discount rates applied to the latter category of properties are derived from market data on portfolio returns, which reflect the dichotomies described above.

                                 SCHEDULE A-1

                     BALCOR EQUITY PENSION INVESTORS - II
                       (AN ILLINOIS LIMITED PARTNERSHIP)
                                 BALANCE SHEET
                                MARCH 31, 1996
                                   (AUDITED)
Assets
  Current Assets
     Cash and Cash Equivalent                    $23,415,402
     Escrow Deposits (restricted)                          0
     Accounts and Accrued Interest Receivable        481,650
     Prepaid Expenses                                304,059
     Total Current Assets                        $24,201,111
  Deferred Expenses, Net of accumulated
    amortization                                     740,721
  Investment in Joint Venture with an affiliate    1,414,978
  Investments
     Investment in Acquisition Loans                       0
     Investment in Loans Receivable,
       first mortgages                                     0
     Loan Application Fees, net of amortization            0
                                                           0
     Investment in Real Estate, at Cost:
       Land                                       26,808,775
       Buildings and Improvements                108,826,412
                                                 135,635,187
       Less accumulated depreciation              43,220,592
         Total Investment Properties, Net
           of Accumulated Depreciation            92,414,595
     Total Assets                               $118,771,405

  Liabilities and Partners' Capital
     Accrued real estate taxes                     $ 320,372
     Accounts Payable                                288,138
     Due to Affiliates                                53,123
     Security Deposits                               478,769
     Total Liabilities                            $1,140,402
     Affiliates Participation in joint venture 16,955,544 Partners' Capital (Limited Partner-
       ship Interests Issued and
       Outstanding:  939,587                     100,675,459
     Total Liabilities and Partners' Capital    $118,771,405

                                 SCHEDULE A-2

                      BALCOR EQUITY PENSION INVESTORS-II
                       A REAL ESTATE LIMITED PARTNERSHIP
                       (AN ILLINOIS LIMITED PARTNERSHIP)

                       STATEMENTS OF INCOME AND EXPENSES
                for the quarters ended March 31, 1996 and 1995
                                  (Unaudited)

                                                1996             1995
                                           --------------   --------------
Income:
  Rental income                            $   4,800,099    $   4,357,498
  Service income                                 439,169          464,145
  Interest on short-term investments             314,016          267,584
  Interest on loan receivable - first mortgage,
    net of amortization of $6,552 in 1995                         152,965
  Participation in income of joint venture
    with an affiliate                             32,567           32,588
                                           --------------   --------------
    Total income                               5,585,851        5,274,780
                                           --------------   --------------
Expenses:
  Depreciation                                   816,520          808,024
  Amortization of deferred expenses               61,627           55,314
  Property operating                           1,737,955        1,423,065
  Real estate taxes                              517,674          537,322
  Property management fees                       182,902          167,623
  Administrative                                 149,343          219,456
                                           --------------   --------------
    Total expenses                             3,466,021        3,210,804
                                           --------------   --------------
Income before affiliates' participation in
  joint ventures                               2,119,830        2,063,976
Affiliates' participation in income from
  joint ventures                                (380,850)        (303,645)
                                           --------------   --------------
Net income                                 $   1,738,980    $   1,760,331
                                           ==============   ==============
Net income allocated to General Partner    $     242,680    $     240,419
                                           ==============   ==============
Net income allocated to Limited Partners   $   1,496,300    $   1,519,912
                                           ==============   ==============
Net income per Limited Partnership Interest
  (939,587 issued and outstanding)         $        1.59    $        1.62
                                           ==============   ==============
Distribution to General Partner            $     350,464    $     175,232
                                           ==============   ==============
Distribution to Limited Partners           $   3,154,170    $   1,577,085
                                           ==============     ============
Distribution per Limited Partnership Interest:
  Taxable                                  $        2.60    $        1.30
                                           ==============   ==============
  Tax-exempt                               $        3.46    $        1.73
                                           ==============   ==============

                                 SCHEDULE A-3

                      BALCOR EQUITY PENSION INVESTORS-II
                       A REAL ESTATE LIMITED PARTNERSHIP
                       (AN ILLINOIS LIMITED PARTNERSHIP)

                           STATEMENTS OF CASH FLOWS
                for the quarters ended March 31, 1996 and 1995
                                  (Unaudited)

                                                1996             1995
                                           --------------   --------------
Operating activities:
  Net income                               $   1,738,980    $   1,760,331
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Affiliates' participation in income
        from joint ventures                      380,850          303,645
      Participation in income of joint
        venture with an affiliate                (32,567)         (32,588)
      Depreciation of properties                 816,520          808,024
      Amortization of deferred expenses           61,627           55,314
      Amortization of loan application and
        processing fees                                             6,552
      Payment of leasing commissions             (62,255)
      Net change in:
        Accounts and accrued interest
          receivable                              56,391         (119,794)
        Prepaid expenses                         (90,818)        (220,517)
        Accounts payable                           6,124          (36,055)
        Due to affiliates                         19,545           50,930
        Accrued real estate taxes               (127,658)        (109,075)
        Security deposits                         11,169           (6,629)
                                           --------------   --------------
  Net cash provided by operating activities    2,777,908        2,460,138
                                           --------------   --------------
Investing activity:
  Capital contribution to joint venture with     (45,552)
    an affiliate
                                           --------------
  Cash used in investing activity                (45,552)
                                           --------------
Financing activities:
  Distribution to Limited Partners            (3,154,170)      (1,577,085)
  Distribution to General Partner               (350,464)        (175,232)
  Distribution to joint venture
    partners - affiliates                       (408,613)
                                           --------------   --------------
  Cash used in financing activities           (3,913,247)      (1,752,317)
                                           --------------   --------------
Net change in cash and cash equivalents       (1,180,891)         707,821
Cash and cash equivalents at
  beginning of period                         24,596,293       17,106,496
                                           --------------   --------------
Cash and cash equivalents at end of period $  23,415,402    $  17,814,317
                                           ==============   ==============

              VALUATION OF THE EQUITY INVESTMENTS IN REAL ESTATE
                       AND REAL ESTATE OWNED INVESTMENTS

The value of the Equity Investments in Real Estate and the Real Estate Owned Investments is equal to the sum of the present values of the Operating Cash Flows and the Sales Proceeds. As of March 31, 1996, the Partnership owned nine equities: a 22.91% joint venture interest in Pacific Center Office Buildings, a 60.52% interest in 1275 K Street Office Building, Spalding Bridge Apartments, Denver Center Point (Silverado), Bingham Farms Office Building, Ross Plaza, a 56.7% joint venture interest in Westech 360 Office Building, Ashford at Dunwoody Office Building and Ammendale Technology Park I. Prior to the December 31, 1992 valuation, Ashford at Dunwoody, Ammendale Technology Park and Westech 360 Office Building were carried as Appraised Real Estate Owned.

The General Partner, Balcor Equity Partners - II, has prepared individual cash flows for each property. The projected annual Operating Cash Flows from the properties have been discounted at an annual rate of 10.00% to a net present value quarterly, imputed by the straight-line method. The Agreement calls for the General Partner to receive 10.0% of the Operating Cash Flows, and the remaining 90% is allocated to the Tax-exempt and Taxable Limited Partnership Interests on the basis of 10.1360% to the Taxable Limited Partnership Interests and 89.8640% to the Tax-exempt Limited Partnership Interests.

Sales Proceeds on residential properties are calculated on the basis of the net operating cash flow less taxes and insurance, capped at 9%, less stabilized capital improvements and 2.5% sales commission. The sales proceeds for commercial properties are calculated on the basis of net operating cash flow (already net of taxes and insurance) capped at 9%, less stabilized capital improvements, tenant improvements and leasing commissions and 2.5% sales commission. The net proceeds from the sale have been discounted at an annual rate of 10.50% to a net present value. A higher risk rate of 10.50% is used for Sales Proceeds vs. a 10.00% rate for Operating Cash Flows to reflect the higher risk rate of projecting a capitalization rate for several years.

As of the quarter ended December 31, 1992, all of the Equities were valued on the basis of their cash flows. Prior to that quarter, Real Estate Owned Assets were valued on the basis of an independent appraisal since it was the intent to sell those assets in the near-term. As described elsewhere in this report, these assets, unless indicated otherwise, will be held to maturity.

A summary of the Cash Flows from Operations is in the following Exhibit B-1. Exhibit B-2 summarizes the calculations used to determine Excess Net Cash Proceeds where they may exist. Exhibit B-3 (2 schedules) is the Discounted Cash Flow Analysis.

As of March 31, 1996, the total Asset Value of the nine Real Estate Investments is $111,115,119, an increase of $636,574 compared with the prior quarter.

                                 SCHEDULE B-1

                                  BEPI II Cash Flow From Operations
as of:                  31-Mar-96
Quarter Factor (for formula reference) 1


Net Cash Receipts                   Actual    Budget   Pro-ject  Pro-ject
Equity Investments                     1994      1995      1996      1997
- --------------------------------------------------------------------------
1275 K Street
 Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 2,173,616 2,098,834 2,339,224 1,953,275
             TI/LC/Capital        1,676,172   363,386   212,944   515,558
                                  ----------------------------------------
             Net Cash Receipts      497,444 1,735,448 2,126,280 1,437,717
Denver Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital   993,124   976,497   731,950   795,954
             TI/LC/Capital          420,683   271,784   202,314   447,045
                                  ----------------------------------------
             Net Cash Receipts      572,441   704,713   529,636   348,909
Ross Plaza
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,358,681 1,513,988 1,345,762 1,385,671
             TI/LC/Capital           50,400    14,000    74,108    68,113
                                  ----------------------------------------
             Net Cash Receipts    1,308,281 1,499,988 1,271,654 1,317,558

Pacific Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital   208,719   217,057   218,875   219,608
             TI/LC/Capital          159,848    27,890   189,558    35,083
                                  ----------------------------------------
             Net Cash Receipts       48,871   189,167    29,317   184,526
Bingham V
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,225,515 1,059,678 1,267,096 1,202,623
             TI/LC/Capital        1,361,571   456,361    65,423   252,172
                                  ----------------------------------------
             Net Cash Receipts     (136,056)  603,317 1,201,673   950,451
Spalding Bridge
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital   826,596   822,020   877,765   908,256
             TI/LC/Capital          147,250   170,838   108,300    95,000
                                  ----------------------------------------
             Net Cash Receipts      679,346   651,182   769,465   813,256

     Total NCR-Equity Investments 2,970,327 5,383,815 5,928,025 5,052,417
                                  ========================================

REO Investments
- ----------------------------------
Ammendale -Phase I
Appraisal CF's at 1/94
             NOI B4 TI/LC/Capital   833,621   909,873   931,241   907,788
             TI/LC/Capital          212,124   164,337   125,157   184,025
                                  ----------------------------------------
             Net Cash Receipts      621,497   745,536   806,084   723,763
Ashford Dunwoody
Appraisal CF's at 7/93
             NOI B4 TI/LC/Capital 1,315,796 1,748,294 1,353,533 1,375,122
             TI/LC/Capital          724,859   984,570    45,339    41,432
                                  ----------------------------------------
             Net Cash Receipts      590,937   763,724 1,308,194 1,333,690

Westech 360
Appraisal CF's at 11/94
             NOI B4 TI/LC/Capital   437,724   535,154   808,028   864,586
             TI/LC/Capital          317,986   244,429   211,720   164,428
                                  ----------------------------------------
             Net Cash Receipts      119,738   290,725   596,308   700,158



       Total NCR-REO Investments  1,332,172 1,799,985 2,710,586 2,757,611
                                  ========================================
Loan Investments
- ----------------------------------
Colonial Castlewood (paid-off)            0         0         0         0

    Total NCR-Colonial Castlewood         0         0         0         0

Davidson O.B.                             0         0         0         0

       Total NCR-Davidson O.B.            0         0         0         0

TOTAL NCR FROM INVESTMENTS        4,302,499 7,183,800 8,638,611 7,810,027

LESS: GP 7.5% Share                 322,687   538,785   647,896   585,752
           Repurchase Fund @ 2.5%   107,562   179,595   215,965   195,251
                                  ----------------------------------------
Net to Limited Partners @ 90%     3,872,249 6,465,420 7,774,750 7,029,025
                                  ========================================

Net Cash Receipts                  Pro-ject  Pro-ject  Pro-ject  Pro-ject
Equity Investments                     1998      1999      2000      2001
- --------------------------------------------------------------------------
1275 K Street
 Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 2,313,308 2,430,615 2,082,949 2,106,649
             TI/LC/Capital          217,926    46,235   612,778   599,587
                                  ----------------------------------------
             Net Cash Receipts    2,095,382 2,384,379 1,470,171 1,507,062
Denver Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,015,056 1,064,249 1,106,643 1,149,162
             TI/LC/Capital          179,988    85,396   153,904   192,583
                                  ----------------------------------------
             Net Cash Receipts      835,068   978,853   952,739   956,579
Ross Plaza
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,458,150 1,492,038 1,431,110 1,473,400
             TI/LC/Capital           61,442    50,012   115,297   111,569
                                  ----------------------------------------
             Net Cash Receipts    1,396,708 1,442,026 1,315,813 1,361,831

Pacific Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital   193,992   214,748   228,075   237,136
             TI/LC/Capital           75,985    69,465    27,095    60,416
                                  ----------------------------------------
             Net Cash Receipts      118,007   145,283   200,980   176,720
Bingham V
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,162,583   923,457 1,042,862 1,473,065
             TI/LC/Capital          110,251   615,783   329,789    49,181
                                  ----------------------------------------
             Net Cash Receipts    1,052,332   307,674   713,073
Spalding Bridge
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital   940,045   972,947 1,007,000 1,042,245
             TI/LC/Capital           95,000    95,000   142,500   110,911
                                  ----------------------------------------
             Net Cash Receipts      845,045   877,947   864,500   931,334

     Total NCR-Equity Investments 6,342,541 6,136,162 5,517,276 4,933,526
                                  ========================================

REO Investments
- ----------------------------------
Ammendale -Phase I
Appraisal CF's at 1/94
             NOI B4 TI/LC/Capital   947,832   898,342 1,055,414 1,066,104
             TI/LC/Capital           78,029   275,119    61,676   103,612
                                  ----------------------------------------
             Net Cash Receipts      869,803   623,223   993,738   962,492
Ashford Dunwoody
Appraisal CF's at 7/93
             NOI B4 TI/LC/Capital 1,289,077 1,397,215 1,377,235 1,568,670
             TI/LC/Capital          452,108   200,080   607,563   477,159
                                  ----------------------------------------
             Net Cash Receipts      836,969 1,197,135   769,672 1,091,511

Westech 360
Appraisal CF's at 11/94
             NOI B4 TI/LC/Capital   942,423 1,033,965
             TI/LC/Capital          223,574   278,195
                                  ----------------------------------------
             Net Cash Receipts      718,848



       Total NCR-REO Investments  2,425,620 1,820,358 1,763,410 2,054,003
                                  ========================================
Loan Investments
- ----------------------------------
Colonial Castlewood (paid-off)

    Total NCR-Colonial Castlewood         0         0         0         0
                                                                        0
Davidson O.B.                             0         0         0         0

       Total NCR-Davidson O.B.            0         0         0         0

TOTAL NCR FROM INVESTMENTS        8,768,161 7,956,520 7,280,686 6,987,529

LESS: GP 7.5% Share                 657,612   596,739   546,051   524,065
           Repurchase Fund @ 2.5%   219,204   198,913   182,017   174,688
                                  ----------------------------------------
Net to Limited Partners @ 90%     7,891,345 7,160,868 6,552,617 6,288,776
                                  ========================================

Net Cash Receipts                  Pro-ject  Pro-ject
Equity Investments                     2002      2003      2004      2005
- ----------------------------------
1275 K Street
 Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 2,551,297 2,735,669 2,233,903
             TI/LC/Capital          270,028   101,613   780,316
                                  ----------------------------------------
             Net Cash Receipts    2,281,269
Denver Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,205,348 1,384,275 1,438,318 1,479,259
             TI/LC/Capital          648,900   194,721    55,314   204,303
                                  ----------------------------------------
             Net Cash Receipts      556,448
Ross Plaza
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,624,519 1,687,736
             TI/LC/Capital           99,873    70,897
                                  ----------------------------------------
             Net Cash Receipts    1,524,646

Pacific Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital   249,414   239,534   252,581   291,722
             TI/LC/Capital           31,063    66,520   109,977    31,016
                                  ----------------------------------------
             Net Cash Receipts      218,351   173,014   142,604
Bingham V
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,429,847 1,490,546 1,305,748 1,287,661
             TI/LC/Capital          143,739   123,025   369,055   689,081
                                  ----------------------------------------
             Net Cash Receipts
Spalding Bridge
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,078,723 1,116,479
             TI/LC/Capital          114,792   118,810
                                  ----------------------------------------
             Net Cash Receipts      963,931

     Total NCR-Equity Investments 5,544,646   173,014   142,604         0
                                  ========================================

REO Investments
- ----------------------------------
Ammendale -Phase I
Appraisal CF's at 1/94
             NOI B4 TI/LC/Capital 1,056,919 1,149,758
             TI/LC/Capital          200,084   106,988
                                  ----------------------------------------
             Net Cash Receipts      856,835
Ashford Dunwoody
Appraisal CF's at 7/93
             NOI B4 TI/LC/Capital 1,744,674 1,654,563 1,784,164
             TI/LC/Capital           32,846   352,997   305,947
                                  ----------------------------------------
             Net Cash Receipts    1,711,828 1,301,566

Westech 360
Appraisal CF's at 11/94
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ----------------------------------------
             Net Cash Receipts



       Total NCR-REO Investments  2,568,663 1,301,566         0         0
                                  ========================================
Loan Investments
- ----------------------------------
Colonial Castlewood (paid-off)

    Total NCR-Colonial Castlewood         0         0         0         0

Davidson O.B.

       Total NCR-Davidson O.B.            0         0         0         0

TOTAL NCR FROM INVESTMENTS        8,113,309 1,474,580   142,604         0

LESS: GP 7.5% Share                 608,498   110,593    10,695         0
           Repurchase Fund @ 2.5%   202,833    36,864     3,565         0
                                  ----------------------------------------
Net to Limited Partners @ 90%     7,301,978 1,327,122   128,344         0
                                  ========================================

Net Cash Receipts                            Pro-ject  Pro-ject
Equity Investments                     2006      2007      2008
- ----------------------------------
1275 K Street
 Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ------------------------------
             Net Cash Receipts
Denver Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 1,526,533
             TI/LC/Capital          208,542
                                  ------------------------------
             Net Cash Receipts
Ross Plaza
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ------------------------------
             Net Cash Receipts

Pacific Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ------------------------------
             Net Cash Receipts
Bingham V
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 2,006,592
             TI/LC/Capital           55,814
                                  ------------------------------
             Net Cash Receipts
Spalding Bridge
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ------------------------------
             Net Cash Receipts

     Total NCR-Equity Investments         0         0         0
                                  ==============================

REO Investments
- ----------------------------------
Ammendale -Phase I
Appraisal CF's at 1/94
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ------------------------------
             Net Cash Receipts
Ashford Dunwoody
Appraisal CF's at 7/93
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ------------------------------
             Net Cash Receipts

Westech 360
Appraisal CF's at 11/94
             NOI B4 TI/LC/Capital
             TI/LC/Capital
                                  ------------------------------
             Net Cash Receipts



       Total NCR-REO Investments          0         0         0
                                  ==============================
Loan Investments
- ----------------------------------
Colonial Castlewood (paid-off)

    Total NCR-Colonial Castlewood         0         0         0

Davidson O.B.

       Total NCR-Davidson O.B.            0         0

TOTAL NCR FROM INVESTMENTS                0         0         0

LESS: GP 7.5% Share                       0         0         0
           Repurchase Fund @ 2.5%         0         0         0
                                  ------------------------------
Net to Limited Partners @ 90%             0         0         0
                                  ==============================

Net Cash Receipts                           Asset PV as of
Equity Investments                          31-Mar-96
- ------------------------------------------------------
1275 K Street
 Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 8,979,065              NCR PV
             TI/LC/Capital        15,039,715          Residual PV
                                  ----------
             Net Cash Receipts    24,018,780          Asset Value
Denver Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 3,440,723              NCR PV
             TI/LC/Capital        7,537,268           Residual PV
                                  ----------
             Net Cash Receipts    10,977,990          Asset Value
Ross Plaza
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 8,506,206              NCR PV
             TI/LC/Capital        9,274,379           Residual PV
                                  ----------
             Net Cash Receipts    15,780,585          Asset Value

Pacific Center
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital  857,658               NCR PV
             TI/LC/Capital        1,305,054           Residual PV
                                  ----------
             Net Cash Receipts    2,162,712           Asset Value
Bingham V
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 3,119,252              NCR PV
             TI/LC/Capital        9,891,761           Residual PV
                                  ----------
             Net Cash Receipts    13,011,012          Asset Value
Spalding Bridge
Appraisal CF's at 3/93
             NOI B4 TI/LC/Capital 4,081,196              NCR PV
             TI/LC/Capital        6,098,613           Residual PV
                                  ----------
             Net Cash Receipts    10,179,809          Asset Value

     Total NCR-Equity Investments

REO Investments
- ----------------------------------
Ammendale -Phase I
Appraisal CF's at 1/94
             NOI B4 TI/LC/Capital 3,915,945              NCR PV
             TI/LC/Capital        6,288,218           Residual PV
                                  ----------
             Net Cash Receipts    10,204,163          Asset Value
Ashford Dunwoody
Appraisal CF's at 7/93
             NOI B4 TI/LC/Capital 6,160,331              NCR PV
             TI/LC/Capital        8,766,187           Residual PV
                                  ----------
             Net Cash Receipts    14,926,519          Asset Value

Westech 360
Appraisal CF's at 11/94
             NOI B4 TI/LC/Capital 1,560,769              NCR PV
             TI/LC/Capital        8,292,780           Residual PV
                                  ----------
             Net Cash Receipts    9,853,549           Asset Value



       Total NCR-REO Investments

Loan Investments
- ----------------------------------
Colonial Castlewood (paid-off)        0                  NCR PV
                                      0               Principal PV
                                  ----------
    Total NCR-Colonial Castlewood     0

                                 SCHEDULE B-2
CAP RATE @               9.00%
              Sale Commission : 2.5%
Sale Activity                        1994       1995       1996      1997
- --------------------------------------------------------------------------
1275 K Street Sales Price
   30,331,256 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Denver Center Sales Price
   26,428,087 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Ross Plaza    Sales Price
   14,072,966 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Pacific Cntr  Sales Price
    8,610,346 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Bingham V     Sales Price
   20,166,401 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Spalding Bridge
              Sales Price
   10,074,284 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Total Capital Invested
              Capital Invested          0          0          0         0
  109,683,340 Sale Proceeds             0          0          0         0
              Return of Cap             0          0          0         0
              Excess NCP                0          0          0         0
              Deficiency NCP            0          0          0         0

Sale Activity - REO

Ammendale I   Sales Price
   10,353,887 Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

Ashford Dunwoody
              Sales Price
   21,179,443 Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

              Sales Price
              Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

Westech 360   Sales Price
   14,409,687 Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

Total Capital Invested
              Capital Invested          0          0          0         0
              Sale Proceeds             0          0          0         0
   45,943,017 Return of Cap             0          0          0         0
              Excess NCR                0          0          0         0
              Deficiency NCP            0          0          0         0

Loan Repayments
Colonial Castlewood
              Balloon                                 6,772,920
    9,386,562 Amortized Principal                  0          0         0

Davidson O.B. Balloon                   0
   16,018,798 Amortized Principal

Capital Returned From
   Colonial Castlewood                  0          0  6,772,920         0
Capital Returned From
   Davidson O.B.                        0          0          0         0
Total Return of Capital                 0          0          0         0
Total Excess NCP                        0          0          0         0
Total Excess NCR                        0          0          0         0

Sale Activity                        1998       1999       2000      2001
- --------------------------------------------------------------------------
1275 K Street Sales Price
   30,331,256 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Denver Center Sales Price
   26,428,087 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Ross Plaza    Sales Price
   14,072,966 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Pacific Cntr  Sales Price
    8,610,346 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Bingham V     Sales Price                            15,909,023
   20,166,401 Orig Cap Invest                        20,166,401
                              --------------------------------------------
              Excess NCP                0          0 (4,257,378)        0

Spalding Bridge
              Sales Price
   10,074,284 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Total Capital Invested
              Capital Invested          0          0 20,166,401         0
  109,683,340 Sale Proceeds             0          0 15,909,023         0
              Return of Cap             0          0 15,909,023         0
              Excess NCP                0          0          0         0
              Deficiency NCP            0          0 (4,257,378)        0

Sale Activity - REO

Ammendale I   Sales Price
   10,353,887 Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

Ashford Dunwoody
              Sales Price
   21,179,443 Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

              Sales Price
              Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

Westech 360   Sales Price      10,923,090
   14,409,687 Cap Invest       14,409,687
                              --------------------------------------------
              Excess NCR       (3,486,597)         0          0         0

Total Capital Invested
              Capital Invested 14,409,687          0          0         0
              Sale Proceeds    10,923,090          0          0         0
   45,943,017 Return of Cap    10,923,090          0          0         0
              Excess NCR                0          0          0         0
              Deficiency NCP   (3,486,597)         0          0         0

Loan Repayments
Colonial Castlewood
              Balloon
    9,386,562 Amortized Principal                  0

Davidson O.B. Balloon
   16,018,798 Amortized Principal

Capital Returned From
   Colonial Castlewood                  0          0          0         0
Capital Returned From
   Davidson O.B.                        0          0          0         0
Total Return of Capital        10,923,090          0 15,909,023         0
Total Excess NCP                        0          0          0         0
Total Excess NCR                        0          0          0         0

Sale Activity                        2002       2003       2004      2005
- --------------------------------------------------------------------------
1275 K Street Sales Price      29,534,803
   30,331,256 Orig Cap Invest  30,331,256
                              --------------------------------------------
              Excess NCP         (796,453)         0          0         0

Denver Center Sales Price      14,801,592
   26,428,087 Orig Cap Invest  26,428,087
                              --------------------------------------------
              Excess NCP      (11,626,496)         0          0         0

Ross Plaza    Sales Price      18,212,910
   14,072,966 Orig Cap Invest  14,072,966
                              --------------------------------------------
              Excess NCP        4,139,944          0          0         0

Pacific Cntr  Sales Price                             3,129,302
    8,610,346 Orig Cap Invest                         8,610,346
                              --------------------------------------------
              Excess NCP                0          0 (5,481,044)        0

Bingham V     Sales Price
   20,166,401 Orig Cap Invest
                              --------------------------------------------
              Excess NCP                0          0          0         0

Spalding Bridge
              Sales Price      11,976,379
   10,074,284 Orig Cap Invest  10,074,284
                              --------------------------------------------
              Excess NCP        1,902,095          0          0         0

Total Capital Invested
              Capital Invested 80,906,593          0  8,610,346         0
  109,683,340 Sale Proceeds    74,525,684          0  3,129,302         0
              Return of Cap    74,525,684          0  3,129,302         0
              Excess NCP                0          0          0         0
              Deficiency NCP   (6,380,909)         0 (5,481,044)        0

Sale Activity - REO

Ammendale I   Sales Price      12,348,724
   10,353,887 Cap Invest       10,353,887
                              --------------------------------------------
              Excess NCR        1,994,837          0          0         0

Ashford Dunwoody
              Sales Price                 19,022,496
   21,179,443 Cap Invest                  21,179,443
                              --------------------------------------------
              Excess NCR                0 (2,156,947)         0         0

              Sales Price                          0
              Cap Invest                           0
                              --------------------------------------------
              Excess NCR                0          0          0         0

Westech 360   Sales Price
   14,409,687 Cap Invest
                              --------------------------------------------
              Excess NCR                0          0          0         0

Total Capital Invested
              Capital Invested 10,353,887 21,179,443          0         0
              Sale Proceeds    12,348,724 19,022,496          0         0
   45,943,017 Return of Cap    10,353,887 19,022,496          0         0
              Excess NCR        1,994,837          0          0         0
              Deficiency NCP            0 (2,156,947)         0         0

Loan Repayments
Colonial Castlewood
              Balloon
    9,386,562 Amortized Principal

Davidson O.B. Balloon
   16,018,798 Amortized Principal

Capital Returned From
   Colonial Castlewood                  0          0          0         0
Capital Returned From
   Davidson O.B.                        0          0          0         0
Total Return of Capital        84,879,571 19,022,496  3,129,302         0
Total Excess NCP                  0.00000          0    0.00000         0
Total Excess NCR                1,994,837          0          0         0

Sale Activity                        2006       2007
- -----------------------------------------------------
1275 K Street Sales Price
   30,331,256 Orig Cap Invest
                              -----------------------
              Excess NCP                0          0

Denver Center Sales Price
   26,428,087 Orig Cap Invest
                              -----------------------
              Excess NCP                0          0

Ross Plaza    Sales Price
   14,072,966 Orig Cap Invest
                              -----------------------
              Excess NCP                0          0

Pacific Cntr  Sales Price
    8,610,346 Orig Cap Invest
                              -----------------------
              Excess NCP                0          0

Bingham V     Sales Price
   20,166,401 Orig Cap Invest
                              -----------------------
              Excess NCP                0          0

Spalding Bridge
              Sales Price
   10,074,284 Orig Cap Invest
                              -----------------------
              Excess NCP                0          0

Total Capital Invested
              Capital Invested          0          0
  109,683,340 Sale Proceeds             0          0
              Return of Cap             0          0
              Excess NCP                0          0
              Deficiency NCP            0          0

Sale Activity - REO

Ammendale I   Sales Price
   10,353,887 Cap Invest
                              -----------------------
              Excess NCR                0          0

Ashford Dunwoody
              Sales Price
   21,179,443 Cap Invest
                              -----------------------
              Excess NCR                0          0

              Sales Price
              Cap Invest
                              -----------------------
              Excess NCR                0          0

Westech 360   Sales Price
   14,409,687 Cap Invest
                              -----------------------
              Excess NCR                0          0

Total Capital Invested
              Capital Invested          0          0
              Sale Proceeds             0          0
   45,943,017 Return of Cap             0          0
              Excess NCR                0          0
              Deficiency NCP            0          0

Loan Repayments
Colonial Castlewood
              Balloon
    9,386,562 Amortized Principal

Davidson O.B. Balloon
   16,018,798 Amortized Principal

Capital Returned From
   Colonial Castlewood                  0          0
Capital Returned From
   Davidson O.B.                        0          0
Total Return of Capital                 0          0
Total Excess NCP                        0          0
Total Excess NCR                        0          0

                                 SCHEDULE B-3
NCR ALLOCATION PERCENTAGES               NCP ALLOCATION PERCENTAGES
Tax-Exempt    90.7168%                      88.0203%
Taxable        9.2832%                      11.9797%
             ---------                   -----------
               100.00%                       100.00%

BEPI II Discounted Cash Flow Analysis

                                               1996       1997       1998
                                         ---------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital(NCR)                     5,928,025  5,052,417  6,342,541

Tax-Exempt Share of 90% Cash Flow(NCR)    4,839,943  4,125,052  5,178,375
Discounted @    10.00%                   22,031,200 20,053,583 17,933,889
 per unit                                     26.64      24.25      21.68

Taxable Share of 90% Cash Flow (NCR)        495,279    422,123    529,912
Discounted @    10.00%                    2,254,489  2,052,116  1,835,205
 per unit                                     20.03      18.23      16.30

REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital(NCR)                     2,710,586  2,757,611  2,425,620

Tax-Exempt Share of 90% Cash Flow (NCR)   2,213,061  2,251,455  1,980,401
Discounted @    10.00%                    9,501,080  8,553,865  7,157,797
 per unit                                     11.49      10.34       8.65

Taxable Share of 90% Cash Flow (NCR)        226,466    230,395    202,658
Discounted @    10.00%                      972,261    875,331    732,469
 per unit                                      8.64       7.78       6.51

COLONIAL LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

DAVIDSON LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                              38.13      34.59      30.34
Taxable Share                                 28.67      26.01      22.81

DISCOUNTED NCP ALLOCATION
Discounted @    10.25%

NET CAPITAL RETURNED ON
   COLONIAL LOAN PAYOFF                   6,772,920          0          0
Tax-Exempt Share of NCP                   6,772,920          0          0
 per unit                                      8.19       0.00       0.00
                 0.00%
NET CAPITAL RETURNED ON
   DAVIDSON LOAN PAYOFF                           0          0          0
Taxable Share of NCP                              0          0          0
 per unit                                      0.00       0.00       0.00
                10.50%
NET CAPITAL TO RETURN                             0          0 10,923,090
Tax-Exempt Share of NCP                  71,478,164 77,107,069 85,203,312
 per unit                                     86.43      93.23     103.02

NET CAPITAL TO RETURN                             0          0          0
Taxable Share of Cash Flow (NCP)                  0          0          0
 per unit                                      0.00       0.00       0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                              94.62      93.23     103.02
Taxable Share                                  0.00       0.00       0.00



EXCESS NET CASH PROCEEDS (EQUITY)                 0          0          0
Discounted @    10.50%                            0          0          0

Tax-Exempt Share of NCP                           0          0          0
  per unit                                     0.00       0.00       0.00

Taxable Share of NCP                              0          0          0
  per unit                                     0.00       0.00       0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)             0          0          0
Discounted @    10.50%                    1,015,811  1,095,806  1,210,866

Tax-Exempt Share of 90% NCR                 829,360    894,672    988,613
  per unit                                     1.00       1.08       1.20

Taxable Share of 90% NCR                     84,870     91,553    101,166
  per unit                                     0.75       0.81       0.90


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             133.75     128.91     134.56
Taxable Share                                 29.42      26.82      23.71

                                               1999       2000       2001
                                         ---------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital(NCR)                     6,136,162  5,517,276  4,933,526

Tax-Exempt Share of 90% Cash Flow(NCR)    5,009,877  4,504,587  4,027,983
Discounted @    10.00%                   14,548,903 10,993,916  7,588,721
 per unit                                     17.59      13.29       9.18

Taxable Share of 90% Cash Flow (NCR)        512,669    460,962    412,190
Discounted @    10.00%                    1,488,813  1,125,026    776,566
 per unit                                     13.23       9.99       6.90

REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital(NCR)                     1,820,358  1,763,410  2,054,003

Tax-Exempt Share of 90% Cash Flow (NCR)   1,486,233  1,439,738  1,676,993
Discounted @    10.00%                    5,893,177  4,996,261  4,056,149
 per unit                                      7.13       6.04       4.90

Taxable Share of 90% Cash Flow (NCR)        152,089    147,331    171,609
Discounted @    10.00%                      603,058    511,276    415,072
 per unit                                      5.36       4.54       3.69

COLONIAL LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

DAVIDSON LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                              24.72      19.33      14.08
Taxable Share                                 18.58      14.54      10.59

DISCOUNTED NCP ALLOCATION
Discounted @    10.25%

NET CAPITAL RETURNED ON
   COLONIAL LOAN PAYOFF                           0          0
Tax-Exempt Share of NCP                           0          0          0
 per unit                                      0.00       0.00       0.00
                 0.00%
NET CAPITAL RETURNED ON
   DAVIDSON LOAN PAYOFF                           0          0          0
Taxable Share of NCP                              0          0          0
 per unit                                      0.00       0.00       0.00
                10.50%
NET CAPITAL TO RETURN                             0 15,909,023          0
Tax-Exempt Share of NCP                  83,226,570 91,965,359 85,712,699
 per unit                                    100.63     111.20     103.64

NET CAPITAL TO RETURN                             0          0          0
Taxable Share of Cash Flow (NCP)                  0          0          0
 per unit                                      0.00       0.00       0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             100.63     111.20     103.64
Taxable Share                                  0.00       0.00       0.00



EXCESS NET CASH PROCEEDS (EQUITY)                 0          0          0
Discounted @    10.50%                            0          0          0

Tax-Exempt Share of NCP                           0          0          0
  per unit                                     0.00       0.00       0.00

Taxable Share of NCP                              0          0          0
  per unit                                     0.00       0.00       0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)             0          0          0
Discounted @    10.50%                    1,338,007  1,478,497  1,633,739

Tax-Exempt Share of 90% NCR               1,092,417  1,207,121  1,333,869
  per unit                                     1.32       1.46       1.61

Taxable Share of 90% NCR                    111,789    123,527    136,497
  per unit                                     0.99       1.10       1.21


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             126.67     131.99     119.33
Taxable Share                                 19.58      15.63      11.80

                                               2002       2003       2004
                                         ---------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital(NCR)                     5,544,646    173,014    142,604

Tax-Exempt Share of 90% Cash Flow(NCR)    4,526,933    141,257    116,429
Discounted @    10.00%                    4,319,610    224,638    105,845
 per unit                                      5.22       0.27       0.13

Taxable Share of 90% Cash Flow (NCR)        463,248     14,455     11,914
Discounted @    10.00%                      442,033     22,988     10,831
 per unit                                      3.93       0.20       0.10

REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital(NCR)                     2,568,663  1,301,566          0

Tax-Exempt Share of 90% Cash Flow (NCR)   2,097,188  1,062,665          0
Discounted @    10.00%                    2,784,770    966,059          0
 per unit                                      3.37       1.17       0.00

Taxable Share of 90% Cash Flow (NCR)        214,609    108,744          0
Discounted @    10.00%                      284,970     98,858          0
 per unit                                      2.53       0.88       0.00

COLONIAL LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

DAVIDSON LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                               8.59       1.44       0.13
Taxable Share                                  6.46       1.08       0.10

DISCOUNTED NCP ALLOCATION
Discounted @    10.25%

NET CAPITAL RETURNED ON
   COLONIAL LOAN PAYOFF
Tax-Exempt Share of NCP                           0          0          0
 per unit                                      0.00       0.00       0.00
                 0.00%
NET CAPITAL RETURNED ON
   DAVIDSON LOAN PAYOFF                           0          0          0
Taxable Share of NCP                              0          0          0
 per unit                                      0.00       0.00       0.00
                10.50%
NET CAPITAL TO RETURN                    84,879,571 19,022,496  3,129,302
Tax-Exempt Share of NCP                  94,712,532 19,777,778  2,831,948
 per unit                                    114.52      23.91       3.42

NET CAPITAL TO RETURN                             0          0          0
Taxable Share of Cash Flow (NCP)                  0          0          0
 per unit                                      0.00       0.00       0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             114.52      23.91       3.42
Taxable Share                                  0.00       0.00       0.00



EXCESS NET CASH PROCEEDS (EQUITY)                 0          0          0
Discounted @    10.50%                            0          0          0

Tax-Exempt Share of NCP                           0          0          0
  per unit                                     0.00       0.00       0.00

Taxable Share of NCP                              0          0          0
  per unit                                     0.00       0.00       0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)     1,994,837          0          0
Discounted @    10.50%                    1,805,282          0          0

Tax-Exempt Share of 90% NCR               1,473,925          0          0
  per unit                                     1.78       0.00       0.00

Taxable Share of 90% NCR                    150,829          0          0
  per unit                                     1.34       0.00       0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                             124.89      25.35       3.55
Taxable Share                                  7.80       1.08       0.10

                                               2005       2006       2007
                                         ---------------------------------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital(NCR)                             0          0          0

Tax-Exempt Share of 90% Cash Flow(NCR)            0          0          0
Discounted @    10.00%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.00%                            0          0          0
 per unit                                      0.00       0.00       0.00

REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital(NCR)                             0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.00%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.00%                            0          0          0
 per unit                                      0.00       0.00       0.00

COLONIAL LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

DAVIDSON LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0          0          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00

Taxable Share of 90% Cash Flow (NCR)              0          0          0
Discounted @    10.25%                            0          0          0
 per unit                                      0.00       0.00       0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                               0.00       0.00       0.00
Taxable Share                                  0.00       0.00       0.00

DISCOUNTED NCP ALLOCATION
Discounted @    10.25%

NET CAPITAL RETURNED ON
   COLONIAL LOAN PAYOFF
Tax-Exempt Share of NCP                           0          0          0
 per unit                                      0.00       0.00       0.00
                 0.00%
NET CAPITAL RETURNED ON
   DAVIDSON LOAN PAYOFF                           0          0          0
Taxable Share of NCP                              0          0          0
 per unit                                      0.00       0.00       0.00
                10.50%
NET CAPITAL TO RETURN                             0          0          0
Tax-Exempt Share of NCP                           0          0          0
 per unit                                      0.00       0.00       0.00

NET CAPITAL TO RETURN                             0          0          0
Taxable Share of Cash Flow (NCP)                  0          0          0
 per unit                                      0.00       0.00       0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                               0.00       0.00       0.00
Taxable Share                                  0.00       0.00       0.00



EXCESS NET CASH PROCEEDS (EQUITY)                 0          0          0
Discounted @    10.50%                            0          0          0

Tax-Exempt Share of NCP                           0          0          0
  per unit                                     0.00       0.00       0.00

Taxable Share of NCP                              0          0          0
  per unit                                     0.00       0.00       0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)             0          0          0
Discounted @    10.50%                            0          0          0

Tax-Exempt Share of 90% NCR                       0          0          0
  per unit                                     0.00       0.00       0.00

Taxable Share of 90% NCR                          0          0          0
  per unit                                     0.00       0.00       0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                               0.00       0.00       0.00
Taxable Share                                  0.00       0.00       0.00

                                               2008
                                         -----------
EQUITY NCR ALLOCATION
Equity Cash Flow after
   TI/LC/Capital(NCR)                             0

Tax-Exempt Share of 90% Cash Flow(NCR)            0
Discounted @    10.00%                            0
 per unit                                      0.00

Taxable Share of 90% Cash Flow (NCR)              0
Discounted @    10.00%                            0
 per unit                                      0.00

REO NCR ALLOCATION
LOAN/REO Cash Flow after
   TI/LC/Capital(NCR)                             0

Tax-Exempt Share of 90% Cash Flow (NCR)           0
Discounted @    10.00%                            0
 per unit                                      0.00

Taxable Share of 90% Cash Flow (NCR)              0
Discounted @    10.00%                            0
 per unit                                      0.00

COLONIAL LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0
Discounted @    10.25%                            0
 per unit                                      0.00

Taxable Share of 90% Cash Flow (NCR)              0
Discounted @    10.25%                            0
 per unit                                      0.00

DAVIDSON LOAN NCR ALLOCATION
LOAN Cash Flow after TI/LC/Capital (NCR)          0

Tax-Exempt Share of 90% Cash Flow (NCR)           0
Discounted @    10.25%                            0
 per unit                                      0.00

Taxable Share of 90% Cash Flow (NCR)              0
Discounted @    10.25%                            0
 per unit                                      0.00


TOTAL NCR ALLOCATION (PER UNIT)
Tax-Exempt Share                               0.00
Taxable Share                                  0.00

DISCOUNTED NCP ALLOCATION
Discounted @    10.25%

NET CAPITAL RETURNED ON
   COLONIAL LOAN PAYOFF
Tax-Exempt Share of NCP                           0
 per unit                                      0.00
                 0.00%
NET CAPITAL RETURNED ON
   DAVIDSON LOAN PAYOFF                           0
Taxable Share of NCP                              0
 per unit                                      0.00
                10.50%
NET CAPITAL TO RETURN                             0
Tax-Exempt Share of NCP                           0
 per unit                                      0.00

NET CAPITAL TO RETURN                             0
Taxable Share of Cash Flow (NCP)                  0
 per unit                                      0.00


TOTAL NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                               0.00
Taxable Share                                  0.00



EXCESS NET CASH PROCEEDS (EQUITY)                 0
Discounted @    10.50%                            0

Tax-Exempt Share of NCP                           0
  per unit                                     0.00

Taxable Share of NCP                              0
  per unit                                     0.00

EXCESS NET CASH RECEIPTS (LOANS/REOS)             0
Discounted @    10.50%                            0

Tax-Exempt Share of 90% NCR                       0
  per unit                                     0.00

Taxable Share of 90% NCR                          0
  per unit                                     0.00


TOTAL NCR & NCP ALLOCATION (PER UNIT)
Tax-Exempt Share                               0.00
Taxable Share                                  0.00

BEPI II Discounted Cash Flow Analysis (con't.)

                                    1996       1997       1998       1999
                              --------------------------------------------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Expenses
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH(net of Loan Payoff)

Short-Term Interest @  4.00%     652,164    652,164    652,164    652,164
Fund Expenses

DISCOUNTED CASH BALANCES
Discount Rate @          4.00%
NCP(Working Capital&Reserves)          0          0          0          0

                                       0          0          0          0
Tax-Exempt Share of NCP        4,366,087  4,497,069  4,676,952  4,864,030
per unit                            5.28       5.44       5.66       5.88

                                       0          0          0          0
Taxable Share of NCP                   0          0          0          0
per unit                            0.00       0.00       0.00       0.00


NCR (Undistributed NCR)        7,200,173  7,416,178  7,712,825  8,021,338
LESS: Fund Expenses                    0          0          0          0
NCR (Short-Term Interest)      4,737,842  4,390,854  3,914,324  3,418,733
                              --------------------------------------------
TOTAL NCR                     11,938,015 11,807,033 11,627,150 11,440,072
Less: GP 10% Share             1,193,802  1,180,703  1,162,715  1,144,007
                              --------------------------------------------
Net to Limited Partners       10,744,214 10,626,329 10,464,435 10,296,065


Tax-Exempt Share of NCR        9,746,807  9,639,866  9,493,000  9,340,260
per unit                           11.79      11.66      11.48      11.29

Taxable Share of NCR             997,407    986,463    971,434    955,804
per unit                            8.86       8.76       8.63       8.49

LOAN FEES                         43,047      7,492          0          0
(straight-line amortization)

OFFERING EXPENSES              1,168,918    467,566          0          0
(straight-line amortization)
                              --------------------------------------------
TOTAL                          1,211,965    475,058          0          0

FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    1.29       0.51       0.00       0.00
Taxable Share                       1.29       0.51       0.00       0.00

REPURCHASE FUND                        0          0          0          0
Discounte   10.00%             5,610,451  6,031,234  6,634,358  7,297,794

Tax-Exempt Share                       0          0          0          0
Discounted                             0          0          0          0

Taxable Share                          0          0          0          0
Discounted                     5,610,451  6,031,234  6,634,358  7,297,794

Tax-Exempt per unit                 0.00       0.00       0.00       0.00
Taxable per unit                   49.84      53.58      58.94      64.84

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @               152.10     146.51     151.69     143.85
Taxable Share  @                   89.42      89.67      91.28      92.90





                                    2000       2001       2002       2003
                              --------------------------------------------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Expenses
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH(net of Loan Payoff)

Short-Term Interest @  4.00%     652,164    652,164    652,164    652,164
Fund Expenses

DISCOUNTED CASH BALANCES
Discount Rate @          4.00%
NCP(Working Capital&Reserves)          0          0          0          0

                                       0          0          0          0
Tax-Exempt Share of NCP        5,058,591  5,260,935  5,471,373  5,690,227
per unit                            6.12       6.36       6.62       6.88

                                       0          0          0          0
Taxable Share of NCP                   0          0          0          0
per unit                            0.00       0.00       0.00       0.00

NCR (Undistributed NCR)        8,342,192  8,675,880  9,022,915  9,383,831
LESS: Fund Expenses                    0          0          0          0
NCR (Short-Term Interest)      2,903,319  2,367,287  1,809,815  1,230,043
                              --------------------------------------------
TOTAL NCR                     11,245,511 11,043,167 10,832,729 10,613,875
Less: GP 10% Share             1,124,551  1,104,317  1,083,273  1,061,387
                              --------------------------------------------
Net to Limited Partners       10,120,959  9,938,850  9,749,457  9,552,487


Tax-Exempt Share of NCR        9,181,411  9,016,207  8,844,395  8,665,711
per unit                           11.10      10.90      10.69      10.48

Taxable Share of NCR             939,549    922,643    905,062    886,776
per unit                            8.35       8.20       8.04       7.88

LOAN FEES                              0          0          0          0
(straight-line amortization)

OFFERING EXPENSES                      0          0          0          0
(straight-line amortization)
                              --------------------------------------------
TOTAL                                  0          0          0          0


FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    0.00       0.00       0.00       0.00
Taxable Share                       0.00       0.00       0.00       0.00

REPURCHASE FUND                        0          0          0          0
Discounte   10.00%             8,027,573  8,830,330  9,713,363 10,684,700

Tax-Exempt Share                       0          0          0          0
Discounted                             0          0          0          0

Taxable Share                          0          0          0          0
Discounted                     8,027,573  8,830,330  9,713,363 10,684,700

Tax-Exempt per unit                 0.00       0.00       0.00       0.00
Taxable per unit                   71.32      78.45      86.30      94.93

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @               149.21     136.60     142.20      42.71
Taxable Share  @                   95.30      98.45     102.14     103.89

                                    2004       2005       2006       2007
                              --------------------------------------------
CASH BALANCES
Working Capital                2,974,021
Contingency Reserves           3,180,529
                              -----------
  SUBTOTAL WC & CR             6,154,550
Undistributed NCR             10,149,552
  Fund Expenses                        0
  SUBTOTAL UNDISTRIBUTED NCR  10,149,552
                              -----------
TOTAL CASH(net of Loan Payoff)16,304,102

Short-Term Interest @  4.00%     652,164          0          0          0
Fund Expenses

DISCOUNTED CASH BALANCES
Discount Rate @          4.00%
NCP(Working Capital&Reserves)  6,154,550          0          0          0

                               6,154,550          0          0          0
Tax-Exempt Share of NCP        5,917,837          0          0          0
per unit                            7.16       0.00       0.00       0.00

                                       0          0          0          0
Taxable Share of NCP                   0          0          0          0
per unit                            0.00       0.00       0.00       0.00


NCR (Undistributed NCR)        9,759,185          0          0          0
LESS: Fund Expenses                    0          0          0          0
NCR (Short-Term Interest)        627,081          0          0          0
                              --------------------------------------------
TOTAL NCR                     10,386,265          0          0          0
Less: GP 10% Share             1,038,627          0          0          0
                              --------------------------------------------
Net to Limited Partners        9,347,639          0          0          0


Tax-Exempt Share of NCR        8,479,879          0          0          0
per unit                           10.25       0.00       0.00       0.00

Taxable Share of NCR             867,760          0          0          0
per unit                            7.71       0.00       0.00       0.00

LOAN FEES                              0          0          0          0
(straight-line amortization)

OFFERING EXPENSES                      0          0          0          0
(straight-line amortization)
TOTAL                                  0          0          0          0


FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    0.00       0.00       0.00       0.00
Taxable Share                       0.00       0.00       0.00       0.00

REPURCHASE FUND               12,928,487          0          0          0
Discounte   10.00%            11,753,170          0          0          0

Tax-Exempt Share                       0          0          0          0
Discounted                             0          0          0          0

Taxable Share                 12,928,487          0          0          0
Discounted                    11,753,170          0          0          0

Tax-Exempt per unit                 0.00       0.00       0.00       0.00
Taxable per unit                  104.42       0.00       0.00       0.00

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @                20.96       0.00       0.00       0.00
Taxable Share  @                  112.22       0.00       0.00       0.00







                                    2008
                              -----------
CASH BALANCES
Working Capital
Contingency Reserves
  SUBTOTAL WC & CR
Undistributed NCR
  Fund Expenses
  SUBTOTAL UNDISTRIBUTED NCR
TOTAL CASH(net of Loan Payoff)

Short-Term Interest @  4.00%           0
Fund Expenses

DISCOUNTED CASH BALANCES
Discount Rate @          4.00%
NCP(Working Capital&Reserves)          0

                                       0
Tax-Exempt Share of NCP                0
per unit                            0.00

                                       0
Taxable Share of NCP                   0
per unit                            0.00


NCR (Undistributed NCR)                0
LESS: Fund Expenses                    0
NCR (Short-Term Interest)              0
                              -----------
TOTAL NCR                              0
Less: GP 10% Share                     0
                              -----------
Net to Limited Partners                0

Tax-Exempt Share of NCR                0
per unit                            0.00

Taxable Share of NCR                   0
per unit                            0.00

LOAN FEES                              0
(straight-line amortization)

OFFERING EXPENSES                      0
(straight-line amortization)
TOTAL                                  0


FEES & OFF EXP (PER UNIT)
Tax-Exempt Share                    0.00
Taxable Share                       0.00

REPURCHASE FUND                        0
Discounte   10.00%                     0

Tax-Exempt Share                       0
Discounted                             0

Taxable Share                          0
Discounted                             0

Tax-Exempt per unit                 0.00
Taxable per unit                    0.00

TOTAL ALLOCATION (PER UNIT)
Tax-Exempt Share  @                 0.00
Taxable Share  @                    0.00

               VALUATION OF THE OFFERING EXPENSES AND LOAN FEES

The valuation methodology of the Partnership Interests includes the capitalization of the Offering Expenses and their amortization over the life of the equity assets and debt assets. As of March 31, 1996, the total unamortized portion of the Offering Expenses was $1,168,918. The total amount of the Offering Expenses is allocated proportionally to the Equity Assets and Debt Assets, if any, and amortized on the basis of depreciating the Equity on a straight-line basis over 10 years and the Debt on a straight-line basis to maturity. For financial reporting purposes, Balcor Equity Partners - II initially deducted the total offering expenses and loan fees as incurred from the proceeds of the Limited Partnership Interest.

The loan fees paid to the General Partner are capitalized and amortized over the life of the loans. They are allocated between Tax-Exempt and Taxable Interests.

A summary of the Offering Expense and Loan Fees Balances are as follows.

                                           General
                 Tax-exempt      Taxable   Partner       Total

Offering Expenses$1,028,885     $140,033$        0  $1,168,918

Loan Fees            37,890        5,157         0      43,047

                              CONCLUSION OF VALUE

Based on the various analyses of the components of the Partnership's Interests presented in this report, our conclusions of value are summarized in the following Schedule C.

                                  SCHEDULE C
 BEPI II
VALUATION SUMMARY
as of : 31-Mar-96
                                                    GENERAL
                           TAX-EXEMPT    TAXABLE    PARTNER      TOTAL
                          ================================================
CASH:
Working Capital &
  Contingency Reserves       4,366,087          0          0    4,366,087
Current Undistributed NCR    9,746,807    997,407  1,193,802   11,938,015
                          ------------------------------------------------
                            14,112,894    997,407  1,193,802   16,304,102

EQUITY INVESTMENTS
Net Cash Receipts           22,031,200  2,254,489  2,698,410   26,984,099

LOAN/REO INVESTMENTS
Net Cash Receipts            9,501,080    972,261  1,163,705   11,637,046

EXCESS NET CASH PROCEEDS
   (EQUITY)                          0          0          0            0

EXCESS NET CASH
   RECEIPTS (LOANS/REOS)       829,360     84,870    101,581    1,015,811

RETURN OF CAPITAL
   (PROCEEDS)               78,251,084          0          0   78,251,084

REPURCHASE FUND                      0  5,610,451          0    5,610,451

LOAN FEES                       37,890      5,157          0       43,047

OFFERING EXPENSES            1,028,885    140,033          0    1,168,918
                          ------------------------------------------------
TOTAL VALUE OF ASSETS      125,792,393 10,064,667  5,157,497  141,014,557
                          ================================================

NUMBER OF UNITS                827,028    112,559

VALUE PER UNIT                  152.10      89.42
                          ========================

ADJUSTED CAPITAL PER UNIT       224.17     224.17

4th Qtr 1995 Actual             152.86      85.43
Change in value                  -0.50%      4.67%